Exhibit 10.11

SIXTH AMENDMENT

TO

PHYSICIAN’S EMPLOYMENT AGREEMENT

This SIXTH AMENDMENT TO PHYSICIAN’S EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into as of August     , 2014, by and between 21’’ Century Oncology, LLC f/k/a 21” Century Oncology, Inc. (“Employer”), and Eduardo Fernandez, M.D. (“Physician”).  Each of Employer and Physician may be individually referred to herein as a “party” and collectively as “parties”.

WITNESSETH

WHEREAS, Employer and Physician are parties to that certain Physician’s Employment Agreement, effective January 1, 2002, as amended by that certain Amendment to Employment Agreement, effective January 1, 2002, Amendment to Employment Agreement, effective in part on March 1, 2007 and April 1, 2007, Amendment to Employment Agreement, effective March 1, 2009, Fourth Amendment to Physician’s Employment Agreement, effective May 1, 2011, and Fifth Amendment to Physician’s Employment Agreement, dated March 26, 2012 (collectively, the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement in accordance with the terms and conditions set forth below. Capitalized terms used in this Amendment without definition have the respective meanings set forth in the Agreement.

NOW THEREFORE, intending to be legally bound for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

I.                           Section 3.3. Effective as of July 27, 2014, the Agreement is hereby amended to delete Section 3.3. in its entirety and to replace it with:

“Intentionally Omitted”

2.                         Section 3.4. Effective as of May 1, 2013, the Agreement is hereby amended to delete Section 3.4 in its entirety and to replace it with:

“Intentionally Omitted”

3.                         Section 3.5. Effective as of July 27, 2014, the Agreement is hereby amended to add a new section 3.5 as follows:

“Change of Control. The Parties acknowledge and agree that in the event of a change of control of the Employer, the Parties will renegotiate the compensation terms of the Employment Agreement in good faith.”

4.                           Effective Date. The parties acknowledge and agree that the effective dates of each section of this Amendment are stated in each section of this Amendment.

5.                              Restatement. The parties agree that all provisions of the Agreement shall remain in full force and control and effect except when contradicted by this Amendment, in which case this Amendment shall control.

6.                              Counterparts.  This Amendment may be executed in any number of counterparts, including facsimile or an e-mail of a PDF file containing a copy of the signature page of the person executing this document, each of which shall be an original, but all of which together shall constitute one in the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto, intending to be .legally bound, have executed this Amendment as of the date first set forth above.

PHYSICIAN:

By:	/s/ Eduardo Fernandez, M.D.
Name:	Eduardo Fernandez, M.D.

EMPLOYER:
21ST CENTURY ONCOLOGY, LLC:

By:	/s/ Daniel E. Dosoretz, M.D.
Name:	Daniel E. Dosoretz, M.D.
Title:	President & Chief Financial Officer